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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Electric Company:

We consent to the use of our report incorporated by reference in the Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-49710) on Form S-4 of General Electric Company, which report dated February 4, 2000 relates to the statement of financial position of General Electric Company and consolidated affiliates as of December 31, 1999 and 1998 and the related statements of earnings, changes in share owners' equity and cash flows for each of the years in the three-year period ended December 31, 1999, and appears in the December 31, 1999 annual report on Form 10-K of General Electric Company.

We also consent to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data of General Electric" in the Registration Statement.

/s/ KPMG LLP

KPMG LLP

Stamford, Connecticut
December 1, 2000